Exhibit 3.17

ARTICLES OF ORGANIZATION

DOMESTIC LIMITED LIABILTY COMPANY

Mohegan Tribe office of Commercial Records Division

5 Crow Hill Road Uncasville, CT 06382

Space for Office Use only
1. NAME OF LIMITIED LIABILITY COMPANY: Mohegan Golf LLC

2. NATURE OF BUSINESS TO BE TRANSACTED OR THE PURPOSE TO BE PROMOTED OR CARRIED OUT:

To engage in any lawful act or activity for which limited liability company may be formed, including but not limited to the operation of a country club and golf course.

3. PRINCIPAL OFFICE ADDRESS: (Provide complete address.) 1 Mohegan Sun Boulevard Uncasville, CT 06382

4. APPOINTMENT OF STATUTORY AGENT FOR SERVICE OF PROCESS:

Name of Agent:		Business address: (P.O. Box is not acceptable)

Ray Pineault		1 Mohegan Sun Boulevard Uncasville, CT 06382

Residence Address: (P.O. Box is not acceptable)

Acceptance of Appointment

/s/ Raymond Pineault
Signature of Agent

5. MANAGEMENT: (Place a check mark next to the following statement only if it applies) The Management of the limited liability company shall be vested in one or more managers.

6. MANAGER(S) OR MEMBER INFORMAITON

Name: Mohegan Tribal Gaming Authority	Title: Sole Member	Residence Address	Business Address
		1 Mohegan Sun Boulevard	1 Mohegan Sun Boulevard
		Uncasville, CT 06382	Uncasville, CT
06382

7. EXECUTION Dated this 20th day of November 2006

Ray Pineault		/s/ Raymond Pineault
Print or type name of organizer		Signature

Reference an 8X11 attachment if additional space is required